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                                                                   EXHIBIT 10.5



                                AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT ("Amendment" herein) is entered into as of February 13, 1997, by and between Walter E. Schoenfeld ("Mr. Schoenfeld") and Vans, Inc., a Delaware corporation ("Vans"), with respect to the following facts:

         A. Vans and Mr. Schoenfeld previously entered into an Employment Agreement dated December 1, 1995 (the "Employment Agreement"), which revised and replaced a Consulting Agreement between the parties; and

         B. The parties wish to make certain amendments to the Employment Agreement which have been approved by the Compensation Committee of the Company.

         NOW, THEREFORE, the parties hereto agree as follows:

                 1. Section 2 of the Employment Agreement. The second line of Section 2 of the Employment Agreement is hereby amended to delete the words "President and Chief Executive Officer" and replace them with the words "Chairman of the Board." The third line of such Section is deleted in its entirety and replaced with the following sentence: "Employee shall be responsible for the coordination of the duties of the Company's President and Chief Executive Officer and the duties of the Board of Directors, and will participate with the President and Chief Executive Officer in the formulation of the Company's overall strategic direction, with an emphasis on international sales." The first clause of the ninth and tenth lines of such Section is hereby deleted in its entirety and replaced with the following clause:
"Employee shall, during the term hereof, devote such time and energy as are necessary to the performance of his duties hereunder;". Finally, the fifth sentence of such Section is hereby deleted in its entirety.

                 2. Section 3 of the Employment Agreement. The term of the Employment Agreement is hereby extended to May 31, 1999.

                 3. Section 4 of the Employment Agreement. The first two sentences of Section 4 of the Employment Agreement are hereby deleted in their entirety and replaced with the following sentence: "The annual salary compensation for Employee's services hereunder shall be $288,000.00 per year."

                 4. Other Provisions of the Employment Agreement. Except as specifically modified or amended herein, all remaining provisions of the Employment Agreement shall remain in full force and effect.

                 5. Miscellaneous. This Amendment shall be governed by California law and may be executed in counterparts.
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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

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
MR. SCHOENFELD:                            VANS:
                                           Vans, Inc., a Delaware corporation



  /s/ WALTER E. SCHOENFELD                 By:     [SIG]
----------------------------                  -------------------------------
    Walter E. Schoenfeld

                                       Title: Vice President & Gen. Counsel
                                             --------------------------------
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